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                                                                      EXHIBIT 21

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              LIST OF SUBSIDIARIES

                                                                                   STATE OF
COMPANY                                                                          INCORPORATION
-------                                                                          -------------

Belleville Realty Corp.                                                            Delaware
ISP Opco Holdings Inc.                                                             Delaware
      Bluehall Incorporated                                                        Delaware
         Verona Inc.                                                               Delaware
      International Specialty Products Funding Corporation                         Delaware
      ISP Alginates Inc.                                                           Delaware
      ISP Environmental Services Inc.                                              Delaware
      ISP Management Company, Inc.                                                 Delaware
      ISP Minerals Inc.                                                            Delaware
      ISP Mineral Products Inc.                                                    Delaware
      ISP Realty Corporation                                                       Delaware
      ISP Real Estate Company, Inc.                                                Delaware
      ISP Technologies Inc.                                                        Delaware
      ISP Chemicals Inc.                                                           Delaware
         ISP Fine Chemicals Inc.                                                   Delaware
         ISP Freetown Fine Chemicals Inc.                                          Delaware
         ISP Newark Inc.                                                           Delaware
         ISP Van Dyk Inc.                                                          Delaware
         ISP Investments Inc.                                                      Delaware
           ISP Global Technologies Inc.                                            Delaware
              ISP International Corp.                                              Delaware
                 ISP (Puerto Rico) Inc.                                            Delaware
              ISP Andina, C.A.                                                     Venezuela
              ISP Argentina S.A.                                                   Argentina
              ISP Asia Pacific Pte Ltd.                                            Singapore
              ISP (Australasia) Pte Ltd.                                           Australia
              ISP (Belgium) N.V.                                                   Belgium
              ISP (Belgium) International N.V.                                     Belgium
              ISP do Brasil Ltda.                                                  Brazil
              ISP (Canada) Inc.                                                    Canada
              ISP Ceska Republika Spol, S.R.O.                                     Czech. Rep.
              ISP (China) Limited                                                  China
              ISP Colombia Ltda.                                                   Colombia
              ISP Freight Service N.V.                                             Belgium
              ISP Global Operations (Barbados) Inc.                                Barbados
              ISP Global Technologies (Germany) Holding GmbH                       Germany
                ISP Customer Service GmbH                                          Germany
                ISP Global Technologies Deutschland GmbH                           Germany
              International Specialty Products ISP (France) S.A.                   France
              ISP Holdings (U.K.) Ltd.                                             United Kingdom
                ISP Alginates (U.K.) Ltd.                                          United Kingdom
                ISP (Great Britain) Co. Ltd.                                       United Kingdom

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

              ISP (Hong Kong) Limited                                              Hong Kong
              ISP Ireland(1)                                                       Ireland
              ISP (Italia) S.r.l.                                                  Italy
              ISP (Japan) Ltd.                                                     Japan
              ISP (Korea) Limited                                                  Korea
              ISP Marl Holdings GmbH                                               Germany
                ISP Acetylene GmbH                                                 Germany
                ISP Marl GmbH                                                      Germany
              ISP Mexico, S.A. de C.V.                                             Mexico
              ISP (Norden) A.B.                                                    Sweden
              ISP (Osterreich) Ges.m.b.h.                                          Austria
              ISP (Polska) Sp.z. o.p.                                              Poland
              ISP Sales (Barbados) Inc.                                            Barbados
              ISP Sales (U.K.) Limited                                             Ireland
              ISP (Singapore) Pte Ltd.                                             Singapore
              ISP (Switzerland) A.G.                                               Switzerland
              ISP (Thailand) Co., Ltd.                                             Thailand
              Chemfields Pharmaceuticals Private Limited(2)                        India


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          (1)  25% owned by ISP (Italia) S.r.l.; 75% owned by International
               Specialty Products ISP (France) S.A.

          (2)  50.1% owned by ISP Global Technologies Inc.